                                                                     EXHIBIT 5.1
                         BROBECK, PHLEGER & HARRISON LLP

                                November 26, 1996



Sunstone Hotel Investors, Inc.
115 Calle de Industrias
Suite 201
San Clemente, California 02672

         Re: Sunstone Hotel Investors, Inc. (the "Company") - Registration Statement on Form S-3 pertaining to $200,000,000 maximum aggregate initial offering price of (i) shares of common stock of the Company, par value $.01 per share ("Common Stock");
                  (ii) shares of preferred stock of the Company, par value $.01 per share ("Preferred Stock"); and (iii) warrants to purchase shares of Common Stock or shares of Preferred Stock ("Warrants")

Ladies and Gentlemen:

                  We have acted as counsel to the Company in connection with the Company's registration of shares of Common Stock, shares of Preferred Stock, and Warrants (collectively the "Securities") under the Securities Act of 1933, as amended (the "Act") by the Company on Form S-3, transmitted for filing with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

                  In rendering this opinion, we have examined and relied upon a copy of the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

                  Based on the foregoing, it is our opinion that:

                  1. The shares of Common Stock will be legally issued, fully paid and non-assessable (assuming that the requisite number of authorized but unissued shares of Common Stock then exist) when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a Prospectus Supplement with respect to such shares of Common Stock shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424 under the Securities Act; (iii) the Company's Board of Directors or a duly authorized committee thereof shall have adopted final resolutions authorizing the issuance and sale of such shares of Common Stock in an amount not exceeding the authorized but unissued capital stock of the Company, and as contemplated by the Registration Statement and a Prospectus Supplement relating thereto; and (iv) certificates representing the shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof (or if such shares are uncertificated, all appropriate action has been taken to register such shares in book-entry form) against payment of the agreed consideration therefore (which consideration will not be less than the $.01 par value per share), as provided in the Registration Statement and any Prospectus Supplement relating thereto and the final authorizing resolution.

                  2. The shares of Preferred Stock will be legally issued, fully paid and non-assessable (assuming that the requisite number of authorized but unissued shares of Preferred Stock then exists) when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a Prospectus Supplement with respect to such shares of Preferred Stock shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424 under the Securities Act; (iii) the Company's Board of Directors or a duly authorized committee thereof, shall have duly adopted final resolutions setting forth the terms of any particular series of Preferred Stock and authorizing the issuance and sale of such shares of Preferred Stock in an amount not exceeding the authorized but unissued capital stock of the Company, and as contemplated by the Registration Statement and any Prospectus Supplement relating thereto; (iv) the Articles Supplementary setting forth the terms of such series of Preferred Stock, including setting a quantity of unissued shares Preferred Stock as will permit the issuance of the shares of Preferred Stock authorized for issuance and setting forth a description of such shares of Preferred Stock, including the references, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, consistent with the final authorizing resolution shall have been filed with, and accepted for record by, the Department of Assessments and Taxation of the State of Maryland; and (v) certificates representing the shares of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof (or if such shares are uncertificated, all appropriate action has been taken to register such shares in book-entry form) against payment of the agreed consideration therefor (which consideration will not be less than the $.01 par value per share), as provided in the Registration Statement and any Prospectus Supplement relating thereto and the final authorizing resolution.

                  3. The Warrants will be duly authorized and legally issued and valid and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (iii) a Prospectus Supplement with respect to such Warrants shall have been filed (or transmitted for filing) the Commission pursuant to Rule 424 under the Securities Act; (iii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions

Sunstone Hotel Investors, Inc.
November 26, 1996
Page 4


setting forth the terms of any particular series of Warrants, authorizing the issuance and sale of the Warrants in an amount that upon exercise will not exceed the authorized capital stock of the Company, if applicable, and as contemplated by the Registration Statement and any Prospectus Supplement relating thereto and approving one or more warrant agreements (each, a "Warrant Agreement"), to be among the Company, and a financial institution identified therein as warrant agent (each, a "Warrant Agent"), establishing the terms of such Warrants; and (iv) the Warrants shall have been duly executed, authenticated by the Warrant Agent and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement and any Prospectus Supplement relating thereto and the final authorizing resolution and the Warrant Agreement applicable thereto.

                  We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Securities.

                  Except as expressly stated in the next sentence, this opinion is limited to the laws of the State of California and the laws of the United States of America, to the extent applicable. Insofar as the opinions expressed above relate to matters governed by the laws of the State of Maryland, we have not made an independent examination of such laws, but have relied exclusively as to such laws, subject to the exceptions, qualifications and limitations therein expressed, upon the opinion of Ballard, Spahr, Andrews & Ingersoll LLP of Baltimore, Maryland filed as Exhibit 5.2 to the Registration Statement.

                  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                              Very truly yours,

                                        /s/   BROBECK, PHLEGER & HARRISON LLP